UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	NOVEMBER 7, 2007

NORTEL NETWORKS CORPORATION

(Exact name of registrant as specified in its charter)

CANADA	001-07260	98-0535482

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

195 THE WEST MALL, TORONTO, ONTARIO, CANADA		M9C 5K1

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code	905-863-7000

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.05 Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics
The registrant amended its code of ethics, known as the Code of Business Conduct (“Nortel Code”), effective November 2, 2007. Such amendments, excluding those of a technical, administrative or other non-substantive nature, are set forth below:

1.	In addition to the requirement that known or suspected ethical issues be reported as described in the Nortel Code, the reporting person is now required to escalate an issue if he or she is uncomfortable with its resolution.

2.	The Nortel Code lists the following as examples of conduct that may result in discipline under the Nortel Code: violating the Nortel Code, Nortel policy or procedure or applicable law or regulation. It further provides that assisting another person in violating the Nortel Code may result in discipline. The revised Nortel Code clarifies that assisting another person in violating Nortel policy or procedure, or applicable law or regulation, may also result in discipline.

3.	The Nortel Code previously provided that all gifts, entertainment and business travel provided to or by third parties must be moderate and reasonable and within regional expense limits, which are set forth in Nortel’s Guidelines for Gifts, Entertainment and Third Party Travel (“Guidelines”). The Nortel Code has been amended to provide that all gifts, entertainment and business travel provided to or by third parties must be moderate and reasonable and comply with the Guidelines.

4.	In addition to the requirement that employees must never lie or make misleading statements in connection with any Nortel-related government or other investigation or legal proceeding, the Nortel Code has been amended to require that employees must also respond fully to any such investigation or proceeding.

5.	The Nortel Code states that “Harassment may include (but is not limited to) making unwelcome sexual advances, sending or displaying obscene or racist materials, or sending or telling offensive jokes or comments.” The words “verbally or otherwise” have been added to the end of this sentence.

6.	The Nortel Code states that, if a person believes that he or she is being subjected to discrimination or harassment, he or she should immediately report the matter using the procedures described in the Nortel Code. The Nortel Code has been amended to provide that a person should also report if he or she believes that he or she has witnessed such an incident.

7.	The Nortel Code section on diversity previously provided that “If you are a manager, diversity considerations should be part of your hiring, training and promotion decisions.” This sentence has been re-worded to provide additional guidance as follows: “As a manager, you are responsible for creating and maintaining an environment that fosters and promotes diversity in a manner that is free from prohibited discrimination, and in which individuals that have different backgrounds, values and talents are given the opportunity to fully contribute to the achievement of Nortel’s objectives.”

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTEL NETWORKS CORPORATION
By:	/s/ Gordon A. Davies
Gordon A. Davies
Chief Legal Officer and Corporate Secretary

By:	/s/ Anna Ventresca
Anna Ventresca
Assistant Secretary

Dated: November 7, 2007

3